Exhibit 99.1

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth our summary consolidated financial data as of and for the periods indicated. The summary consolidated financial information and financial data as of December 31, 2019 and 2020 and for the three years ended December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements incorporated by reference herein. The summary historical consolidated balance sheet data as of December 31, 2018 has been derived from our audited consolidated financial statements not included or incorporated by reference in this offering memorandum. The summary consolidated financial data as of and for the nine months ended September 30, 2020 and 2021 has been derived from our unaudited consolidated financial statements incorporated by reference herein.

Merger Sub was formed solely for the purpose of consummating the Transactions, and prior to the consummation of Transactions, Merger Sub has had, and intends to continue to have, no assets, and since its formation, the results of operations of Merger Sub have been immaterial; therefore, the financial statements of Covanta are substantially the same as the financial statements of Merger Sub. All information presented in this offering memorandum is that of Covanta and the unaudited pro forma financial information has been developed by applying pro forma adjustments to the historical financial statements of Covanta. The unaudited pro forma consolidated financial data has been developed by applying pro forma adjustments to our historical consolidated financial data to reflect the effect of the Transactions. The unaudited pro forma consolidated statement of operations for the LTM September 30, 2021, gives pro forma effect to the consummation of the Transactions as if they had occurred on October 1, 2020 and the unaudited pro forma consolidated balance sheet data gives effect to the Transactions as if they had occurred on September 30, 2021. The unaudited pro forma statement of operations for the LTM September 30, 2021 has been derived by adding the historical consolidated statement of operations for the fiscal year ended December 31, 2020 to the unaudited historical condensed consolidated statement of operations for the nine months ended September 30, 2021, subtracting the unaudited historical condensed consolidated statement of operations for the nine months ended September 30, 2020 and then applying pro forma adjustments related to the Transactions. The unaudited pro forma consolidated statements of operations data for the LTM September 30, 2021 were included in this offering memorandum in order to provide investors with the latest practicable three- and twelve-month periods available at the time of this offering.

The unaudited pro forma consolidated financial data is presented for informational purposes only and does not purport to represent our financial condition or our results of operations had the Transactions occurred on or as of the dates noted above or to project the results for any future date or period.

The unaudited pro forma consolidated financial information also does not consider the impact of possible business model changes or any potential effects of changes in market conditions on net revenues, expense efficiencies and asset dispositions, among other factors, including those discussed under “Risk Factors” in this offering memorandum and “Risk Factors” in our Annual Report, incorporated by reference into this offering memorandum. In addition, this pro forma presentation does not contemplate changes in tax structure, accounting policies or synergy benefits. Therefore, actual results will differ from the pro forma financial information, and the differences may be material.

The unaudited pro forma adjustments reflected herein are preliminary and based upon available information and certain assumptions that we believe are reasonable under the circumstances. The Merger will be accounted for as a business combination using the acquisition method of accounting. As explained in more detail in the accompanying notes to the unaudited pro forma consolidated financial statements included elsewhere in this offering memorandum, under the acquisition method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date; any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. This estimate may differ materially from the actual allocation after the Transactions. The actual adjustments to our consolidated financial statements upon the closing of the Transactions will depend on a number of factors, including additional information available and our net assets on the closing date of the Transactions.

1

The summary of our historical consolidated financial data, our condensed consolidated interim financial data and the pro forma financial data as set forth below contains the non-GAAP measures of Adjusted EBITDA and Free Cash Flow. For additional information on the calculations of Adjusted EBITDA and Free Cash Flow, see the discussion below, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report and our Q3 Quarterly Report, which are incorporated by reference herein. The summary of our historical consolidated financial data, our condensed consolidated interim financial data and the pro forma financial data should be read together with our financial statements and our condensed consolidated interim financial statements and the related notes, as well as the section captions “Unaudited Pro Forma Financial Information” appearing elsewhere in this offering memorandum.

	For the years ended December 31,			Nine months ended September 30,		Pro forma twelve months ended September 30, 2021
(dollars in millions)	2018	2019	2020	2020	2021
				(Unaudited)		(Unaudited)
Statement of operations data:
Operating revenues:
Waste revenue	$1,291	$1,363	$1,382	$1,035	$1,085	$1,432
Energy revenue	344	329	357	264	294	387
Materials sales revenue	96	86	82	58	116	140
Services revenue	137	92	83	56	48	75

Total operating revenue	1,868	1,870	1,904	1,413	1,543	2,034

Operating expenses:
Cost of operations	1,418	1,427	1,467	1,080	1,154	1,541
Other operating expense, net	(34)	6	4	6	(1)	(3)
General and administrative expense	117	124	121	84	102	139
Depreciation and amortization expense	218	221	224	168	175	338
Impairment charges	86	2	19	19	—	—

Total operating expense	1,805	1,780	1,835	1,357	1,430	2,015

Operating income	63	90	69	56	113	19

Other income (expense):
Interest expense	(145)	(143)	(133)	(100)	(94)	(174)
Net gain on sale of business and investments	217	49	26	9	—	17
Loss on extinguishment of debt	(15)	—	(12)	(12)	—	—
Other (expense) income, net	(3)	1	—	(2)	(1)	1

Total other income (expense)	54	(93)	(119)	(105)	(95)	(156)

Income (loss) before income tax benefit (expense) and equity in net income from unconsolidated investments	117	(3)	(50)	(49)	18	(137)
Income tax benefit (expense)	29	7	18	6	(8)	46
Equity in net income from unconsolidated investments	6	6	4	3	3	4

NET INCOME (LOSS)	$152	$10	$(28)	$(40)	$13	$(87)

	For the years ended December 31,			Nine months ended September 30,		Pro forma twelve months ended September 30, 2021
(dollars in millions)	2018	2019	2020	2020	2021
				(Unaudited)		(Unaudited)
Other financial data:
Net cash provided by operating activities	$238	$226	$254	$191	$247	$310
Net cash used in investing activities	(139)	(145)	(176)	(135)	(116)	(157)
Net cash used in financing activities	(189)	(122)	(71)	(68)	(123)	(126)
Adjusted EBITDA - Historical Presentation(1)	457	428	424	321	385	488
Management Adjusted EBITDA(1)						473
Pro Forma Adjusted EBITDA(1)						515
Free Cash Flow(2)	100	140	93	82	141	152
Net secured debt / Pro Forma Adjusted EBITDA						2.8
Net total debt / Pro Forma Adjusted EBITDA						6.0
Pro Forma Adjusted EBITDA / pro forma interest expense						3.0

	As of December 31,			As of September 30, 2021
(dollars in millions)	2018	2019	2020
Balance sheet data:
Cash and cash equivalents	$58	$37	$55	$54
Property, plant and equipment, net	2,514	2,451	2,421	2,364
Total assets	3,843	3,715	3,706	3,598
Total liabilities	3,356	3,339	3,396	3,375
Total stockholders’ equity	487	376	310	223

(1)

For all periods presented, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income including the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, adjustments to reflect the Adjusted EBITDA from our unconsolidated investments, adjustments to exclude significant unusual or non-recurring items that are not directly related to our operating performance, plus adjustments to capital-type expenses for our service fee facilities in line with our credit agreements. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends. As larger parts of our business are conducted through unconsolidated investments, we adjust EBITDA for our proportionate share of the entity’s depreciation and amortization, interest expense, tax expense and other adjustments to exclude significant unusual or non-recurring items that are not directly related to the entity’s operating performance, in order to improve comparability to the Adjusted EBITDA of our wholly owned entities. We do not have control, nor have any legal claim to the portion of our unconsolidated investees’ revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for these unconsolidated investments in accordance with the equity method of accounting. Net income (losses) from these investments are reflected within our consolidated statements of operations in Equity in net income from unconsolidated investments. We define Management Adjusted EBITDA as Adjusted EBITDA further adjusted for adjustments and dividends from unconsolidated investments. We define Pro Forma Adjusted EBITDA as Adjusted EBITDA further adjusted to give effect to the pro forma impact of the continued introduction of operational initiations. Adjusted EBITDA, Management Adjusted EBITDA and Pro Forma Adjusted EBITDA should not be considered as an alternative to net income or cash flow provided by operating activities as an indicator of our performance or liquidity or any other measures of performance or liquidity derived in accordance with

GAAP. The following are reconciliations of net income to Adjusted EBITDA, Management Adjusted EBITDA and Pro Forma Adjusted EBITDA and cash flow provided by operating activities to Adjusted EBITDA, Management Adjusted EBITDA and Pro Forma Adjusted EBITDA for the three years ended December 31, 2018, 2019 and 2020, for the nine months ended September 30, 2020 and 2021 and for the twelve-month pro forma period ended September 30, 2021, as applicable:

	For the years ended December 31,			For the nine months ended September 30,		Pro forma twelve months ended September 30, 2021
(dollars in millions)	2018	2019	2020	2020	2021
				(Unaudited)		(Unaudited)
Net income (loss)	$152	$10	$(28)	$(40)	$13	$(87)
Depreciation and amortization expense	218	221	224	168	175	338
Interest expense	145	143	133	100	94	174
Income tax (benefit) expense	(29)	(7)	(18)	(6)	8	(46)
Impairment charges(1)	86	2	19	19	—	—
Net gain on sale of businesses and investments(2)	(217)	(49)	(26)	(9)	—	(17)
Loss on asset sales	1	4	3	2	1	2
Loss on extinguishment of debt(3)	15	—	12	12	—	—
Accretion expense	2	2	2	2	2	2
Property insurance recoveries, net	(18)	—	(1)	—	(1)	(2)
Capital-type expenditures at client-owned facilities(4)	37	34	36	24	27	39
Business development and transaction costs(5)	3	2	1	1	11	11
Severance and reorganization costs(4)(6)	5	13	5	2	5	8
Stock-based compensation expense	24	25	29	19	23	33
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	23	25	24	18	19	25
Other(7)	10	3	9	9	8	8

Adjusted EBITDA - Historical Presentation	$457	$428	$424	$321	$385	$488

Adjustments to reflect Adjusted EBITDA from unconsolidated investments						(25)
Dividends from unconsolidated investments						10

Management Adjusted EBITDA						$473

Other income(8)						(2)
TAP system start-up losses(9)						6
Asian operations EBITDA(10)						3
Rookery Distributions(11)						14
Impact of COVID-19(12)						2
Ash and metal investments(13)						6
G&A run-rate savings(14)						11
Updated contract pricing impact(15)						2

Pro Forma Adjusted EBITDA						$515

	For the years ended December 31,			For the nine months ended September 30,		Pro forma twelve months ended September 30, 2021
(dollars in millions)	2018	2019	2020	2020	2021
				(Unaudited)		(Unaudited)
Cash flow provided by operating activities	$238	$226	$254	$191	$247	$310
Cash paid for interest	136	152	112	104	112	120
Cash paid (refunded) paid for taxes, net	2	5	(4)	3	4	(3)
Capital-type expenditures at client-owned facilities(4)	37	34	36	24	27	39
Equity in net income from unconsolidated investments	6	6	4	3	3	4
Adjustments to reflect Adjusted EBITDA from unconsolidated investments	23	25	24	18	19	25
Dividends from unconsolidated investments	(13)	(9)	(9)	(3)	(4)	(10)
Adjustment for working capital and other	28	(11)	7	(19)	(23)	3

Adjusted EBITDA - Historical Presentation	$457	$428	$424	$321	$385	$488

Adjustments to reflect Adjusted EBITDA from unconsolidated investments						(25)
Dividends from unconsolidated investments						10

Management Adjusted EBITDA						$473

Other income(8)						(2)
TAP system start-up losses(9)						6
Asian operations EBITDA(10)						3
Rookery Distributions(11)						14
Impact of COVID-19(12)						2
Ash and metal investments(13)						6
G&A run-rate savings(14)						11
Updated contract pricing impact(15)						2

Pro Forma Adjusted EBITDA						$515

(1)

During the nine months ended September 30, 2020 and the year ended December 31, 2020, we recorded a $19 million non-cash impairment charge related to our Covanta Environmental Solutions reporting unit. During the year ended December 31, 2018, we identified indicators of impairment associated with certain of our EfW facilities and recorded a non-cash impairment charge of $86 million, to reduce the carrying value of the facilities to their estimated fair value.

(2)

During the year ended December 31, 2020, we recorded a $26 million gain on the sale of business and investments comprised of a $9 million gain related to the Newhurst Energy Recovery Facility development project and a $17 million gain related to the Protos Energy Recovery Facility development project. During the year ended December 31, 2019, we recorded a $56 million gain related to the Rookery South Energy Recovery Facility development project and a $11 million loss related to the divestiture of our Springfield and Pittsfield WtE facilities. During the year ended December 31, 2018, we recorded a $7 million gain on the sale of our equity interests in Koma Kulshan, a $204 million gain on the sale of 50% of our Dublin project to our joint venture with the Green Investment Group Limited and a $6 million gain on the sale of our remaining interests in China. During the nine months ended September 30, 2020, we recorded a $9 million gain related to the Newhurst Energy Recovery Facility development project.

(3)

During the year ended December 31, 2020, we recorded a $12 million loss on extinguishment of debt comprised of approximately $10 million related to the redemption of our 5.875% Senior Notes due 2024 and approximately $1 million related to the refinancing of our Tax-Exempt Bonds. During the year ended December 31, 2018, we recorded a $3 million loss related to the refinancing of our Tax-Exempt Bonds and a $12 million loss related to the redemption of our 6.375% Senior Notes due 2022.

(4)	Adjustment for capital equipment-related expenditures at our service fee operated facilities which are capitalized at facilities that we own.
(5)	During the nine months ended September 30, 2021, we recorded $11 million of legal, accounting and other expenses in connection with our merger related activities.
(6)

During the years ended December 31, 2020 and 2019, we recorded $5 million and $13 million, respectively, of costs related to our ongoing asset rationalization and portfolio optimization efforts, early retirement program, and certain organizational restructuring activities.

(7)	Added back under the definition of Adjusted EBITDA in Covanta Energy, LLC’s credit agreement.
(8)	Represents various nonoperating income and gains.
(9)	Represents losses associated with the start-up phase of the recently developed Total Ash Processing System.
(10)	Represents losses associated with the Asian operations that will be shut down.
(11)	Represents the expected run rate of distributions associated with the Rookery operations that will start up in 2022.
(12)	Represents the estimated impact of reduced APHIS waste volumes at international airports from the reduction in international passenger volumes due to COVID-19.
(13)	Represents the estimated run rate impact of new recovery systems installed at three facilities.
(14)	Represents the estimated run rate savings from implementation of specific cost savings initiatives identified during due diligence.
(15)	Represents the estimated impact of new contracted customer pricing that has not been fully realized in the LTM period.
(2)

We use the non-GAAP financial measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. For all periods presented, Free Cash Flow is defined as cash flow provided by operating activities, plus changes in operating restricted funds, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt or return capital to our shareholders through dividends and/or stock repurchases. Free Cash Flow should not be considered as an alternative to cash flow provided by operating activities as an indicator of our liquidity or any other measure of liquidity in accordance with GAAP. The following is a summary reconciliation of net cash provided by operating activities to Free Cash Flow for the three years ended December 31, 2018, 2019 and 2020, the nine months ended September 30, 2020 and 2021 and for the twelve-month pro forma period ended September 30, 2021:

	For the years ended December 31,			Nine months ended September 30,		Pro forma twelve months ended September 30, 2021
(dollars in millions)	2018	2019	2020	2020	2021
				(Unaudited)		(Unaudited)
Computation of Free Cash Flow:
Cash flow provided by operating activities	$238	$226	$254	$191	$247	$310
Add: Changes in restricted funds-operating(1)	4	20	1	—	(10)	(9)
Less: Software implementation expenditures (2)	—	—	(2)	(2)	(2)	(2)
Less: Maintenance capital expenditures(3)	(142)	(106)	(160)	(107)	(94)	(147)

Free Cash Flow	$100	$140	$93	$82	$141	$152

(1)

Adjustment for the impact of the adoption of ASU 2016-18 effective January 1, 2018. As a result of adoption, the statement of cash flows explains the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, changes in restricted funds are eliminated in arriving at net cash, cash equivalents and restricted funds provided by operating activities.

(2)

Due to the adoption of ASU 2018-15 effective January 1, 2020, these expenditures, previously included in Maintenance capital expenditures above and Purchase of property, plant and equipment on our consolidated statement of cash flows, are now included in Other, net in the investing section of our consolidated statement of cash flows.

(3)

Purchase of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On July 14, 2021, Merger Sub entered into the Merger Agreement with the Company and Parent, pursuant to which Parent agreed to acquire 100% of the issued and outstanding equity interests of the Company for $20.25 per share in cash, through a merger of Merger Sub with and into the Company.

In order to finance the Merger, Merger Sub will enter into the Financing Transactions, which include: (a) the issuance of the notes offered hereby; (b) the entry into the New Senior Secured Credit Facilities, including the New Term Loan Facilities and the New Revolving Credit Facility; and (c) the Equity Financing. In connection with the Merger, Merger Sub expects to consummate the Refinancing, which includes the repayment in full of the Existing Credit Facilities and the redemption of all of the outstanding 2025 Notes. For purposes of this offering memorandum, we refer to (i) the Merger, (ii) the Refinancing, (iii) the Taxable Notes Consent Solicitations and the Tax-Exempt Consent Solicitations, (iv) the Financing Transactions, and (v) the payment of fees and expenses related to the foregoing, collectively as the “Transactions.”

The following unaudited pro forma condensed consolidated financial information of the Company is presented to illustrate the historical financial information of the Company as such information may have appeared if the Transactions had been completed on the dates indicated below. The following unaudited pro forma condensed consolidated financial information has been derived by applying pro forma adjustments to the individual historical consolidated financial statements of the Company for the applicable period included elsewhere in this offering memorandum.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions as if they had occurred on September 30, 2021. The unaudited pro forma condensed consolidated statements of operations each give effect to the Transactions as if they had occurred on January 1, 2020, the first day of the year ended December 31, 2020. The unaudited pro forma condensed consolidated statement of operations data for the LTM September 30, 2021 has been derived by adding the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2021 to the unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2020, and then subtracting the unaudited pro forma condensed consolidated statement of operations data for the nine months ended September 30, 2020.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.

We have not made any adjustments in the unaudited pro forma condensed consolidated financial information to reflect any expected cost savings arising from the Transactions.

The unaudited pro forma condensed consolidated financial information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date; any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available.

Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial information and the Company’s future results of operations and financial position.

The unaudited pro forma condensed consolidated financial information set forth below has been presented for informational purposes only and is not necessarily indicative of what the Company financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Risk Factors,” “Capitalization,” “Summary—Summary Historical and Pro Forma Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein or incorporated by reference herein, and the historical audited consolidated financial statements and the accompanying notes and the audited and unaudited consolidated financial statements and the accompanying notes of the Company incorporated by reference herein.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2021

(dollars in millions)	Historical September 30, 2021	Adjustments for the Merger	Note 2	Adjustments for Financing Transactions	Note 2	Pro Forma for the Transactions
Assets
Current assets:
Cash and cash equivalents	$54.0	$(3,959.1)	a	$3,959.1	i	$54.0
Restricted funds held in trust (current)	8.0	—		100.0	m	108.0
Receivables (less allowances)	259.0	—		—		259.0
Prepaid expenses and other current assets	78.0	—		—	k	78.0

Total current assets	399.0	(3,959.1)		4,059.1		499.0
Property, plant and equipment, net	2,364.0	636.0	e	—		3,000.0
Restricted funds held in trust (noncurrent)	17.0	—		—		17.0
Intangible assets, net	222.0	588.0	f	—		810.0
Goodwill	302.0	1,761.0	d	—		2,063.0
Other assets	294.0	—		—		294.0

Total assets	3,598.0	(974.1)		4,059.1		6,683.0

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	28.0	(13.2)	b	13.4	j	28.2
Current portion of project debt	9.0	—		—		9.0
Accounts payable	70.0	—		—		70.0
Accrued expenses and other current liabilities	341.0	(11.7)	b, c	—		329.3

Total current liabilities	448.0	(24.9)		13.4		436.5
Long-term debt	2,338.0	(971.4)	b	1,627.0	j	2,993.6
Project debt	109.0	—		—		109.0
Deferred income taxes	343.0	330.5	h	—		673.5
Other liabilities	137.0	—		—		137.0

Total liabilities	3,375.0	(665.8)		1,640.4		4,349.6

Members’ equity
Preferred stock	—	—		—		—
Common stock	14.0	(14.0)	g	—		—
Additional paid-in capital	897.0	(897.0)	g	2,418.7	l	2,418.7
Accumulated other comprehensive loss	(114.0)	114.0	g	—		—
Accumulated deficit	(574.0)	488.7	g	—		(85.3)
Treasury stock, at par	—	—		—		—

Total members’ equity	223.0	(308.3)		2,418.7		2,333.4

Total liabilities and members’ equity	$3,598.0	$(974.1)		$4,059.1		$6,683.0

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Balance Sheet.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended September 30, 2021

(dollars in millions)	Historical Covanta	Adjustments for the Merger		Note 3	Adjustments for Financing Transactions		Note 3	Pro Forma for the Transactions
Operating revenue:
Waste revenue	$1,432.0	$			$			$1,432.0
Energy revenue	387.0							387.0
Materials sales revenue	140.0							140.0
Services revenue	75.0							75.0

Total operating revenue	2,034.0		—			—		2,034.0
Operating expense:
Cost of operations	1,541.0							1,541.0
Other operating expense, net	(3.0)							(3.0)
General and administrative expense	139.0					0.1	f	139.1
Depreciation and amortization expense	231.0		21.2	a				338.3
			86.1	b
Impairment charges	—

Total operating expense	1,908.0		107.3			0.1		2,015.4
Operating income	126.0		(107.3)			(0.1)		18.6
Other (expense) income:
Interest expense, net	(127.0)		44.1	c		(90.9)	g	(173.8)
Net gain on sale of business and investments	17.0							17.0
Loss on extinguishment of debt	—							—
Other expense	1.0							1.0

Total other expenses	(109.0)		44.1			(90.9)		(155.8)

Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	17.0		(63.2)			(91.0)		(137.2)
Income tax (expense) benefit	4.0		17.1	e		24.6	h	45.7
Equity in net income from unconsolidated investments	4.0							4.0

Net income (loss)	$25.0		$(46.1)			$(66.4)		$(87.5)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2021

(dollars in millions)	Historical Covanta	Adjustments for the Merger		Note 3	Adjustments for Financing Transactions		Note 3	Pro Forma for the Transactions
Operating revenue:
Waste revenue	$1,085.0	$			$			$1,085.0

Energy revenue	294.0							294.0
Materials sales revenue	116.0							116.0
Services revenue	48.0							48.0
Total operating revenue	1,543.0		—			—		1,543.0
Operating expense:
Cost of operations	1,154.0							1,154.0
Other operating expense, net	(1.0)							(1.0)
General and administrative expense	102.0					0.1	f	102.1
Depreciation and amortization expense	175.0		14.1	a				253.4
			64.3	b
Impairment charges	—

Total operating expense	1,430.0		78.4			0.1		1,508.5
Operating income	113.0		(78.4)			(0.1)		34.5
Other (expense) income:
Interest expense, net	(94.0)		33.4	c		(64.8)	g	(125.4)
Net gain on sale of business and investments	—							—
Loss on extinguishment of debt	—							—
Other expense	(1.0)							(1.0)

Total other expenses	(95.0)		33.4			(64.8)		(126.4)

Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	18.0		(45.0)			(64.9)		(91.9)
Income tax (expense) benefit	(8.0)		12.2	e		17.5	h	21.7
Equity in net income from unconsolidated investments	3.0							3.0

Net income (loss)	$13.0		$(32.8)			$(47.4)		$(67.2)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2020

(dollars in millions)	Historical Covanta	Adjustments for the Merger		Note 3	Adjustments for Financing Transactions		Note 3	Pro Forma for the Transactions
Operating revenue:
Waste revenue	$1,035.0	$			$			$1,035.0
Energy revenue	264.0							264.0
Materials sales revenue	58.0							58.0
Services revenue	56.0							56.0

Total operating revenue	1,413.0		—			—		1,413.0
Operating expense:
Cost of operations	1,080.0							1,080.0
Other operating expense, net	6.0							6.0
General and administrative expense	84.0					0.1	f	84.1
Depreciation and amortization expense	168.0		20.0	a				253.0
			65.0	b
Impairment charges	19.0							19.0

Total operating expense	1,357.0		85.0			0.1		1,442.1
Operating income	56.0		(85.0)			(0.1)		(29.1)
Other (expense) income:
Interest expense, net	(100.0)		34.2	c		(78.4)	g	(144.2)
Net gain on sale of business and investments	9.0							9.0
Loss on extinguishment of debt	(12.0)							(12.0)
Other expense	(2.0)							(2.0)

Total other expenses	(105.0)		34.2			(78.4)		(149.2)

Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	(49.0)		(50.8)			(78.5)		(178.3)
Income tax (expense) benefit	6.0		13.7	e		21.2	h	40.9
Equity in net income from unconsolidated investments	3.0							3.0

Net income (loss)	$(40.0)		$(37.1)			$(57.3)		$(134.4)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Operations.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2020

(dollars in millions)	Historical Covanta (1)	Adjustments for the Merger		Note 3	Adjustments for Financing Transactions		Note 3	Pro Forma for the Transactions
Operating revenue:
Waste revenue	$1,382.0	$			$			$1,382.0
Energy revenue	357.0							357.0
Materials sales revenue	82.0							82.0
Services revenue	83.0							83.0

Total operating revenue	1,904.0		—			—		1,904.0
Operating expense:
Cost of operations	1,467.0							1,467.0
Other operating expense, net	4.0							4.0
General and administrative expense	121.0		85.3	d		0.1	f	206.4
Depreciation and amortization expense	224.0		27.1	a				337.9
			86.8	b
Impairment charges	19.0							19.0

Total operating expense	1,835.0		199.2			0.1		2,034.3
Operating income	69.0		(199.2)			(0.1)		(130.3)
Other (expense) income:
Interest expense, net	(133.0)		44.9	c		(104.5)	g	(192.6)
Net gain on sale of business and investments	26.0							26.0
Loss on extinguishment of debt	(12.0)							(12.0)
Other expense	—							—

Total other expenses	(119.0)		44.9			(104.5)		(178.6)

Income (loss) before income tax (expense) benefit and equity in net income from unconsolidated investments	(50.0)		(154.3)			(104.6)		(308.9)
Income tax (expense) benefit	18.0		41.7	e		28.2	h	87.9
Equity in net income from unconsolidated investments	4.0							4.0

Net income (loss)	$(28.0)		$(112.6)			$(76.4)		$(217.0)

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Consolidated Statement of Operations.

(1)

Beginning in the first quarter of 2021, we revised our presentation of revenue to distinguish our waste and service activities between (a) revenue received in connection with accepting waste for processing or disposal and (b) revenue received for performing other services. We also aligned costs for all revenue producing activities, including construction services, under Cost of operations. These reclassifications are reflected in the historical condensed consolidated statement of operations for the year ended December 31, 2020. The change in presentation did not affect our total operating revenue, total operating expense, or operating loss.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Estimated Purchase Consideration and Preliminary Purchase Price Allocation

The historical financial information of the Company is presented in accordance with GAAP.

The following unaudited pro forma condensed consolidated financial information primarily gives effect to the application of the acquisition method of accounting and pro forma adjustments in connection with the Merger, in which Merger Sub is anticipated to be the accounting acquirer, and the pro forma adjustments necessary to reflect the Financing Transactions.

On July 14, 2021, Merger Sub entered into the Merger Agreement with the Company and Parent, pursuant to which Parent agreed to acquire 100% of the issued and outstanding equity interests of the Company for $20.25 per share in cash, through a merger of the Issuer with and into the Company.

The table below sets forth the estimated sources and uses of funds in connection with the Transactions, assuming they occurred on September 30, 2021 and based on estimated amounts outstanding on that date. Actual amounts will vary from the estimated amounts shown below depending on several factors, including, among others, accrued interest on our indebtedness subsequent to September 30, 2021, changes made to the sources of the contemplated financings, and other equity awards outstanding on the closing date of the Merger and differences from our estimated fees and expenses. The unaudited pro forma condensed consolidated balance sheet reflects the incurrence of debt, contribution of equity, the allocation of the purchase price and the payment of fees and expenses in connection with the Merger as if they had occurred on September 30, 2021, as follows:

Sources and Uses
(dollars in millions)
Sources
New Term Loan Facilities (1, 2)	$1,435.0
Sustainability-linked senior notes offered hereby (3)	300.0
Assumed Debt (4)	1,499.4
Equity Financing (5)	2,418.7

Total Sources	$5,653.1

Uses
Merger Consideration (6)	$2,829.3
Restricted cash for L/C collateral (1)	100.0
Repayment of outstanding indebtedness (7)	1,002.5
Assumed Debt (4)	1,499.4
Estimated fees and expenses (8)	221.9

Total Uses	$5,653.1

(1)

Sources and Uses includes the new $100.0 million Initial Term C Facility, which will fund the $100.0 million L/C cash collateral account. This account will be used to collateralize the issuance of certain L/Cs.

(2)

We expect to have $440.0 million of availability under the New Revolving Credit Facility (without giving effect to $241 million of outstanding letters of credit). See “Description of Other Indebtedness.”

(3)	Represents the gross proceeds of the notes offered hereby, assuming an issuance at par.
(4)

After giving effect to the Transactions, the Assumed Debt will consist of the 2027 Notes, the 2030 Notes, the Tax-Exempt Bonds, the remaining portion of equipment financing arrangements, finance leases, the China venture loan, and project debt.

(5)	Represents cash equity contributions expected to be made by certain investment funds affiliated with the EQT Investors.
(6)

Reflects our estimate of the total consideration to be paid to holders of all of the issued and outstanding shares of Common Stock that are entitled to receive the Merger Consideration and the settlement of RSUs in the Merger.

(7)

As of September 30, 2021, we had $552.5 million of indebtedness outstanding under the Existing Credit Facilities, including $0.8 million of deferred financing costs, and $400.0 million of the 2025 Notes that remain outstanding, including $3.3 million in deferred financing costs. We intend to use the proceeds from the Financing Transactions to (i) finance the Merger pursuant to the Merger Agreement, (ii) finance the Refinancing and (iii) pay fees and expenses related to the foregoing. See “Use of Proceeds.” Following the Refinancing, we expect to repay all such indebtedness using a portion of the proceeds from the Financing Transactions. We also expect to repay $36.2 million of equipment financing and pay $6.1 million in accrued interest. As part of the debt retirement, we will also pay $11.8 million for the redemption of the 2025 Notes. Depending on the timing of the closing of the Transactions, the borrowings and accrued interest associated with the existing indebtedness may vary.

(8)

Represents our estimate of fees and expenses associated with the Transactions, including financing fees, original issue discounts, initial purchaser discounts, consent fees with respect to the Consent Solicitations, legal, advisory and professional fees and other transaction costs, such as printing and rating agency fees. To the extent any financing fees, original issue discounts and other fees and expenses exceed the estimated amounts, we expect to fund such amounts with cash on our balance sheet at the closing of the Transactions.

The calculation of the preliminary purchase price is based on the terms of the Merger Agreement, including amounts that are not known as of the date of this offering memorandum. Therefore, the estimated purchase price used for purposes of the unaudited pro forma condensed consolidated financial information may differ materially from the actual purchase price.

The estimated preliminary purchase price is as follows (in millions):

Preliminary Purchase Price
Merger consideration	$2,829.3
Repayment of outstanding indebtedness	1,002.5
Settle seller transaction expenses	42.0

Total	3,873.8
Less: cash acquired	54.0

Total preliminary purchase price, net of cash acquired	$3,819.8

The estimated preliminary purchase price is determined on a GAAP basis, and excludes the Assumed Debt of $1,499.4 million.

The table below reflects the preliminary purchase price allocation based on estimates, assumptions, valuations and other analyses as of September 30, 2021, that have not been finalized in order to make a definitive allocation.

Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until the Company’s management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed consolidated financial information.

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of the Company based on their estimated fair values as if the Merger had occurred on September 30, 2021, which is the assumed acquisition date for purposes of the unaudited pro forma condensed consolidated balance sheet (in millions):

Assets acquired
Restricted funds held in trust (current)	$8.0
Receivables (less allowances)	259.0
Prepaid expenses and other current assets	78.0
Property, plant and equipment, net	3,000.0
Restricted funds held in trust (noncurrent)	17.0
Intangible assets, net	810.0
Other assets	294.0

Total identifiable assets acquired, net of cash acquired	$4,466.0
Liabilities assumed
Current portion of long-term debt	$14.8
Current portion of project debt	9.0
Accounts payable	70.0
Accrued expenses and other current liabilities	329.3
Long-term debt	1,366.6
Project debt	109.0
Deferred income taxes	673.5
Other liabilities	137.0

Total liabilities assumed	$2,709.2

Net assets acquired, excluding goodwill	$1,756.8

Total preliminary purchase consideration, net of cash acquired	$3,819.8

Goodwill	$2,063.0

The fair value and useful lives assigned to the identifiable intangible assets have been estimated based on a review of publicly available data for transactions involving companies deemed comparable to the Company. These estimated fair values and useful lives are considered preliminary and are subject to change at the closing date of the Transactions. Any change in the amount of the final purchase price allocated to amortizable, definite-lived intangible assets could materially affect the carrying amount and related amortization expense of such assets.

2. Pro Forma Balance Sheet Adjustments

Adjustments for the Merger/Refinancing

a.	Reflects the following adjustments to Cash and cash equivalents (in millions):

Purchase price	$(2,829.3)
Repayment of existing indebtedness	(1,002.5)
Seller transaction expenses	(42.0)
Buyer transaction expenses	(85.3)

Net adjustment to Cash and cash equivalents	$(3,959.1)

b.

Reflects the retirement of the historical debt of the Company for $990.7 million, net of $4.1 million of deferred debt financing costs, comprised of a $971.4 million reduction to long-term debt less current portion, $13.2 million reduction to current portion of long-term debt, and $6.1 million reduction to accrued interest and other current liabilities. As part of the debt retirement, we will also pay $11.8 million for the redemption of the 2025 Notes.

c.	Reflects the following adjustments to Accrued expenses and other current liabilities (in millions):

Elimination of accrued interest related to retired debt	$(6.1)
Elimination of accrued dividends on stock compensation to be paid as part of merger consideration	(2.7)
Elimination of accrued sellers transaction expenses	(2.9)

Net adjustment to Accrued expenses and other current liabilities	$(11.7)

d.

Reflects the Goodwill to be recorded based on our preliminary purchase price allocation. Goodwill represents the excess of the aggregate preliminary purchase price over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Merger. The actual amount of goodwill to be recorded in connection with the Merger is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Merger. The goodwill is expected to be deductible for income tax purposes.

Goodwill recorded as a result of the Merger	$2,063.0
Less: Historical book value of goodwill	(302.0)

Net adjustment	$1,761.0

e.

Reflects a net adjustment of $636.0 million to reflect the property and equipment to their preliminary estimated fair value. The fair value estimate was determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The calculated value is preliminary and could vary materially from the final purchase allocation. The preliminary fair value and remaining estimated useful life of property and equipment are estimated as follows:

(in millions)	Useful Life (in years)	Estimated Fair Value
Fair Value of Property, Plant, and Equipment Acquired
Total fair value of Property, Plant, and Equipment acquired	13.0	$3,000.0
Less: Historical Property, Plant, and Equipment		2,364.0

Pro forma adjustment to Property, Plant, and Equipment, net		$636.0

f.

Reflects a net adjustment of $588.0 million to reflect the preliminary fair value of intangible assets identified upon the Merger. The estimated fair value of intangible assets included in this unaudited pro forma combined financial information is preliminary and subject to change after the Company finalizes its review of specific customer relationships and other possible intangible assets. Once a final valuation has been completed, the fair value of intangibles may differ materially from the estimated fair value included in this unaudited pro forma combined financial information. The preliminary fair value and weighted average estimated useful life of identifiable intangible assets are estimated as follows:

(in millions)	Useful Life (in years)	Estimated Fair Value
Fair Value of Intangible Assets Acquired
Trade Name and Trademark	N/A	$60.0
Customer relationships and contracts	7.0	750.0

Total fair value of Intangible Assets acquired		810.0
Less: Historical Intangible Assets		222.0

Pro forma adjustment to Intangible Assets, net		$588.0

g.	Reflects the net adjustment to Members’ equity in conjunction with the Merger calculated as follows (in millions):

Adjustment to Common stock to eliminate the historical balance	$(14.0)
Adjustment to Additional paid-in capital to eliminate the historical balance	(897.0)
Adjustment to Accumulated other comprehensive income to eliminate the historical balance	114.0
Adjustment to Accumulated deficit to eliminate the historical balance	574.0
Adjustment to Accumulated deficit for buyer transaction expenses	(85.3)

Net adjustment to Members’ equity	$(308.3)

h.

Represents a $330.5 million adjustment to deferred income taxes. This adjustment relates to an increase in our deferred tax liability arising from changes in the book basis of the net assets acquired as compared to the historical basis reflected in our financial statements. The estimates were calculated using a blended statutory tax rate of 27.0%.

Adjustments for the Financing Transactions

In connection with the Merger, the Company has entered into the following terms in the Financing Transactions:

•	$300.0 million of 7-year debt representing the notes offered hereby;

•	the New Term Loan Facilities in the principal amount of $1,435.0 million;

•	the New Revolving Credit Facility with borrowing capacity of $440.0 million; and

•	$2,418.7 million of common equity contribution by certain investment funds affiliated with the EQT Investors.

The total net proceeds expected to be received from the New Senior Secured Credit Facilities is $1,664.6 million, representing gross proceeds of $1,735.0 million, net of $70.4 million of issuance costs.

i.

Reflects an increase in cash of $3,959.1 million, of which relates to the net cash received from the common equity contribution of $2,418.7 million, the notes of $300.0 million, and $1,335.0 million of the New Term Loan Facilities, excluding the $100.0 million Initial Term C Facility that will be used to fund the L/C cash collateral account. This is offset by issuance costs of $70.4 million, bridge financing cost of $17.8 million, and consent fees with respect to the Consent Solicitations of $6.4 million, which were recorded as net adjustments against the proceeds. The composition of the equity contribution and borrowings made by us are as follows (in millions):

Proceeds:
New Revolving Credit Facility	—
New Term Loan Facilities	1,335.0
Sustainability-linked senior notes offered hereby	300.0
Less: Debt issuance costs relating to the notes offered hereby and New Term Loan Facilities (i)	(60.5)

Net Debt	1,574.5
Plus: Equity Financing	2,418.7
Less: Debt issuance costs relating to the New Revolving Credit Facility	(9.9)
Less: Bridge financing cost	(17.8)
Less: Consent fees	(6.4)

Cash received from offering	3,959.1
Less Current maturities of long-term debt	(13.4)

Equity and long-term debt, excluding current maturities and net of deferred financing costs	3,945.7

i.	Debt issuance costs include an estimated $21.5 million original discount on the New Term Loan Facilities.

j.

Reflects a $13.4 million increase to current portion of long-term debt and a $1,627.0 million increase to long-term debt net of current maturities related to the notes and Term Loan Facilities, net of issuance costs of $70.4 million, bridge financing cost of $17.8 million, and consent fees with respect to the Consent Solicitations of $6.4 million.

k.

Reflects the payment of less than $0.1 million of quarterly administrative agent fees associated with the New Term Loan Facilities and New Revolving Credit Facility that are capitalized as a prepaid expense and presented within other current assets.

l.	Reflects the Equity Financing of $2,418.7 million.

m.	Reflects the $100.0 million adjustment to restricted funds held in trust due to the use of the Initial Term C Facility to fund the L/C cash collateral account.

3. Pro Forma Condensed Consolidated Statement of Operations Adjustments:

Adjustments for the Merger and Refinancing

a.

Represents a net adjustment as set forth in the following table from the elimination of historical property and equipment depreciation and the recognition of pro forma depreciation expense for the LTM Period ended September 30, 2021, the nine months ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 30, 2020.

(in millions)	Estimated Fair Value	Estimated Useful Life (in years)	LTM Period Ended September 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Depreciation Expense for Property, Plant, and Equipment
Total	$3,000.0	13.0	$230.8	$173.1	$173.1	$230.8
Less: Historical Depreciation for Property, Plant, and Equipment			209.6	159.0	153.1	203.7

Net Adjustment to Depreciation for Property, Plant, and Equipment			$21.2	$14.1	$20.0	$27.1

b.

Represents a net adjustment as set forth in the following table resulting from the elimination of historical intangible asset amortization expense and the recognition of pro forma amortization expense for the LTM Period ended September 30, 2021, the nine months ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 30, 2020.

(in millions)	Estimated Fair Value	Estimated Useful Life (in years)	LTM Period Ended September 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Amortization Expense for Intangible Assets
Trade Name and Trademark	$60.0	N/A	$—	$—	$—	$—
Customer relationships	750.0	7.0	107.1	80.4	80.4	107.1

Subtotal:	$810.0		107.1	80.4	80.4	107.1
Less: Historical Amortization			21.0	16.1	15.4	20.3

Net Adjustment to Amortization			$86.1	$64.3	$65.0	$86.8

c.

Reflects the elimination of historical interest expense and amortization expense of debt issuance costs associated with the Company’s historical indebtedness that was repaid in connection with the Merger. A summary of the effects of the adjustments to interest expense are as follows:

(in millions)	LTM Period Ended September 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Interest Expense
Less: Historical Interest expense	$44.1	$33.4	$34.2	$44.9

d.

Represents the adjustment to general and administrative expense for $85.3 million of buyer transaction expenses for the year ended December 30, 2020. These expenses will not affect the Company’s consolidated statement of operations and comprehensive income (loss) beyond twelve months after the Merger.

e.

Represents the income tax effect of the Merger adjustments using a blended statutory tax rate    of 27.0% for the LTM Period ended September 30, 2021, the nine months ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 30, 2020. This rate does not reflect the Company’s effective tax rate, which may differ from the rates assumed for purposes of preparing these statements. Because the tax rates used for these unaudited pro forma consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger.

Adjustments for the Financing Transactions

f.

Represent the quarterly administrative agent fees associated with the New Term Loan Facility and New Revolving Credit Facility. A summary of the effects of the adjustments to general and administrative expenses are as follows:

(in millions)	LTM Period Ended September 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Quarterly admin agent fees	0.1	0.1	0.1	0.1

g.

Reflects the adjustments to interest expense for the interest recognized, deferred financing fees amortization, consent fee amortization, and bridge financing cost amortization related to the Financing Transactions. A summary of the effects of the adjustments to interest expense are as follows:

(in millions)	LTM Period Ended September 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Interest Expense
Pro forma interest expense	$90.9	$64.8	$78.4	$104.5

The interest expense included in the unaudited pro forma condensed consolidated financial information reflects a weighted-average interest rate of 4.9% on the New Term Loan Facility and notes offered hereby. Actual interest rates may vary from those depicted in the pro forma amounts. The following table presents a sensitivity analysis with a 12.5 basis point change on interest expense related to the Term Loan Facilities and the notes for the LTM Period ended September 30, 2021, the nine months ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 30, 2020.

(in millions)	LTM Period Ended September 30, 2021	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Year Ended December 31, 2020
Increase of .125%	$2.1	$2.1	$2.1	$2.1
Decrease of .125%	(2.1)	(2.1)	(2.1)	(2.1)

Non-cash interest expense is estimated to be $14.1 million, $12.5 million, $25.7 million, and $27.3 million for the LTM Period ended September 30, 2021, the nine months ended September 30, 2021, the nine months ended September 30, 2020, and the year ended December 30, 2020.

h.	Represent the income tax effect of the Merger adjustments using a blended statutory tax rate of 27.0% for the LTM Period ended September 30, 2021, the nine months ended

September 30, 2021, the nine months ended September 30, 2020, and the year ended December 30, 2020. This rate does not reflect the Company’s effective tax rate, which may differ from the rates assumed for purposes of preparing these statements. Because the tax rates used for these unaudited pro forma consolidated financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger.